EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 2006 relating to the financial statements, which appears in Javelin Pharmaceuticals, Inc.’s Annual Report on Form 10-K/A Amendment No. 1 (filed on May 9, 2007) for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 6, 2008

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